                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                IOMED, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                                  IOMED, INC.
                              3385 WEST 1820 SOUTH
                           SALT LAKE CITY, UTAH 84104
                            TELEPHONE (801) 975-1191

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 10, 2000

     The Annual Meeting of Shareholders of IOMED, Inc. will be held on Friday, November 10, 2000, at 10:00 a.m. (Mountain Standard Time) at the Little America Hotel, located at 500 South Main Street, Salt Lake City, Utah. At the meeting, shareholders will consider and take action upon the following matters:

     1. Election of two Class II directors to serve a term of three years or until their successors are duly elected and qualified;

     2. Approval of proposal for compensation for non-employee directors of the Company;

     3. Ratification of the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year ending June 30, 2001; and

     4. Any other business that may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on October 9, 2000, as the record date for the determination of the shareholders entitled to vote at the meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [/s/ ROBERT J. LOLLINI]
                                          Robert J. Lollini
                                          Secretary

October 9, 2000

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                  IOMED, INC.
                              3385 WEST 1820 SOUTH
                           SALT LAKE CITY, UTAH 84104
                            TELEPHONE (801) 975-1191

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 10, 2000

                            ------------------------

                     SOLICITATION AND REVOCABILITY OF PROXY

GENERAL

     The Board of Directors of IOMED, Inc. ("us" or "we") is soliciting the enclosed proxy for use at our 2000 Annual Meeting of Shareholders. This meeting will be held on November 10, 2000, at 10:00 a.m. (Mountain Standard Time). The Annual Meeting will be held at the Little America Hotel, located at 500 South Main Street, Salt Lake City, Utah.

     These proxy solicitation materials, form of proxy and the Annual Report to shareholders for the fiscal year ended June 30, 2000 (the "Last Fiscal Year"), including financial statements, were first mailed to all shareholders entitled to vote at the Annual Meeting on or about October 16, 2000.

RECORD DATE AND VOTING SECURITIES

     Our only authorized voting security is common stock, no par value per share. Shareholders of record as of October 9, 2000 (the "Record Date"), are entitled to receive notice of, and to vote at, the Annual Meeting. On the Record Date, 6,542,589 shares of common stock were outstanding.

REVOCABILITY OF PROXIES

     You may revoke any proxy you give pursuant to this solicitation at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. However, please note that attendance at the Annual Meeting in and of itself will not constitute a revocation of any proxy you grant.

VOTING AND SOLICITATION

     Each shareholder is entitled to one vote for each common share held as of the Record Date. Shareholders will not be entitled to cumulate their votes in the election of directors.

     We will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies are being solicited primarily by mail, but our directors, officers and regular employees may also solicit proxies personally, by telephone, facsimile or by special letter.

QUORUM AND ABSTENTIONS; BROKER NON-VOTES

     A representative from Computershare Trust Company will serve as the Inspector of Elections for our annual meeting. The Inspector of Elections will tabulate votes cast by proxy or in person at this meeting. The Inspector will also determine whether or not a quorum is present. In general, Utah law provides that a quorum consists of a majority of shares which are entitled to vote at the meeting. Except in certain specific circumstances, the affirmative vote of a majority of shares present (in person or represented by proxy) at a duly held meeting at which a quorum is present is required under Utah law for approval of proposals presented to shareholders.

     The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum, but are not counted as votes FOR or AGAINST any matter. If a returned proxy is not marked as to a particular proposal, the proxy will be voted FOR the proposal, or, as the proxy holders deem advisable, on certain other matters that may properly come before the meeting. The proxy will not confer authority on the proxy holders to vote for the election of any director for which no bona fide nominee is named in this proxy statement.

     If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter for purposes of determining if a quorum is present. We believe that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Utah concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS TO BE PRESENTED AT 2001 ANNUAL MEETING

     We must receive by no later than February 3, 2001, all shareholder proposals intended to be included in the proxy materials for consideration at the 2001 Annual Meeting of Shareholders. We suggest that you send to us all such proposals by certified mail, return receipt requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and persons owning ten percent of our common stock (collectively, "Reporting Persons") to file reports of ownership with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed.

     Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all Reporting Persons during fiscal year 2000 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, with the exception of James R. Weersing, John W. Fara, Michael T. Sember, Steven P. Sidwell, Peter J. Wardle, and Warren Wood, members of the Board of Directors, who were delinquent in filing a report covering the issuance of options to purchase shares of common stock. Jamal Yanaki, our General Manager, Clinical Systems, was delinquent in filing a report establishing himself as a Section 16 employee. We believe that each Reporting Person is now current in all reporting obligations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of September 1, 2000, for (i) each person who we know owns beneficially more than 5% of our common stock, (ii) each member of the Board of Directors, (iii) each Named Executive Officer (as defined below) and (iv) all directors and Named Executive Officers as a group. Unless otherwise indicated, the principal address of each shareholder, director and Named Executive Officer is our principal corporate office address at 3385 West 1820 South, Salt Lake City, Utah 84104.

                                                                 SHARES       APPROXIMATE
                                                              BENEFICIALLY    PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                OWNED(1)       TOTAL(2)
            ------------------------------------              ------------    -----------
5% SHAREHOLDERS
  Elan International Services, Ltd.(3)......................   2,204,358         29.3%
     102 St. James Court
     Flatts Smiths FL04 Bermuda
  Newtek Ventures...........................................     618,426          9.5%
     500 Washington Street, Suite 720
     San Francisco, CA 94111
  MBW Venture Partners, LP..................................     470,231          7.2%
     350 Second Street, Suite 8
     Los Altos, CA 94022
  Laboratoires Fournier, S.C.A. ............................     368,498          5.6%
     42, rue de Longvic
     21300 Chenove France
DIRECTORS
  James R. Weersing(4)......................................      75,337          1.2%
  John W. Fara, Ph.D.(5)....................................      26,248            *
  Michael T. Sember(6)......................................      20,000            *
  Steven P. Sidwell(7)......................................      26,207            *
  Peter J. Wardle(8)........................................      73,000          1.1%
  Warren Wood(9)............................................      24,166            *
NAMED EXECUTIVE OFFICERS
  Steven L. Hamilton(10)....................................      33,900          1.0%
  Robert J. Lollini(11).....................................      70,347          1.1%
  W. Tim Miller(12).........................................      76,004          1.2%
  Tim Lucas(13).............................................       9,598            *
  Jamal Yanaki(14)..........................................      10,881            *
  Executive officers and directors as a group (10
     persons)(15)...........................................     445,688          6.5%

---------------
  *  Less than 1%.

 (1) Unless otherwise indicated in these footnotes, or pursuant to applicable state community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

 (2) Percentages are based upon 6,530,659 shares of common stock outstanding on September 1, 2000, together with any applicable convertible preferred stock, warrants and options convertible or exercisable within 60 days of September 1, 2000, for such shareholder.

 (3) Includes 893,801 shares of Series D non-voting convertible preferred stock, convertible into common stock on a share-for-share basis, and 104,166 common shares subject to outstanding warrants.

 (4) Includes common shares held in the name of a revocable trust for which Mr. Weersing serves as co-trustee along with his spouse. Includes 10,000 common shares subject to options held by Mr. Weersing. Mr. Weersing is a general partner of MBW Management, Inc. and disclaims beneficial ownership of the shares beneficially owned by MBW Management, Inc. and its affiliates.

 (5) Includes 26,248 common shares subject to options held by Dr. Fara.

 (6) Includes 20,000 common shares subject to options held by Mr. Sember. Mr. Sember is an executive officer of Elan Corporation plc and disclaims beneficial ownership of shares owned beneficially by Elan International Services Ltd, a subsidiary of Elan.

 (7) Includes 26,207 common shares subject to options held by Mr. Sidwell.

 (8) Includes 20,000 common shares subject to options held by Mr. Wardle. Mr. Wardle is a general partner of Newtek Ventures, but disclaims beneficial ownership of the common shares held by Newtek Ventures.

 (9) Includes 24,166 common shares subject to options held by Mr. Wood.

(10) Includes 30,000 common shares subject to options held by Mr. Hamilton.

(11) Includes 60,591 common shares subject to options held by Mr. Lollini.

(12) Includes 66,310 common shares subject to options held by Mr. Miller.

(13) Includes 7,932 common shares subject to options held by Mr. Lucas.

(14) Includes 10,881 common shares subject to options held by Mr. Yanaki.

(15) Includes 302,335 common shares subject to options.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Our Amended and Restated Articles of Incorporation divides the Board into three classes. Each year, the directors in one of these three classes are elected to serve a three-year term. The term for the class three directors, currently comprised of Messrs. Michael T. Sember and James R. Weersing, expire at this meeting. The Board has nominated Messrs. Sember and Weersing for reelection as directors in that class for the term expiring in 2003. We have included biographies for Messrs. Sember and Weersing below. If either nominee for director becomes unavailable for election, the vacancy shall be filled by a vote of a majority of the directors then in office.

     Unless otherwise directed by a proxy, the President and Chief Financial Officer intend to vote the shares represented by proxies for all of the Board's nominees.

     The Board of Directors recommends a vote FOR the election of both nominees as a director.

NOMINEES FOR ELECTION AS DIRECTORS (TERM EXPIRES 2003)

     Michael T. Sember, age 50, has served as a director of the Company since May of 1997. Mr. Sember is Executive Vice President of Business Development for Elan. Prior to joining Elan, Mr. Sember was with Marion Merrell Dow, Inc. from 1973 to 1991. Mr. Sember also serves as a director of Acorda Therapeutics, Inc., Delsys Pharmaceutical Corp., and Bioject Medical Technologies. Mr. Sember received a Bachelor of Science degree from the University of Pittsburgh and an MBA from Rockhurst College.

     James R. Weersing, age 61, was named President and Chief Executive Officer of the Company in January 2000. He served as acting President and Chief Executive Officer of the Company since November 1998, Chairman of the Company's Board of Directors from 1992 until January 2000, and has been a director of the Company since 1987. Mr. Weersing has been Managing General Partner of MBW Management, Inc., a venture capital firm, since 1983. Mr. Weersing also serves as a director of Ventana Medical Systems, Inc., a publicly traded medical diagnostics company. Mr. Weersing received a Bachelor of Science degree in Mechanical Engineering and an MBA degree from Stanford University.

DIRECTORS CONTINUING IN OFFICE (TERM EXPIRES 2002)

     John W. Fara, Ph.D., age 58, has served as a director of the Company since 1992. Dr. Fara has served as the President, Chief Executive Officer and a Director of DepoMed, Inc., a publicly traded pharmaceutical company, since 1996. In March 2000, Dr. Fara was also elected Chairman. Dr. Fara also serves as a director of

AVI Biopharma, a publicly traded pharmaceutical company. From 1990 to 1996, Dr. Fara was President and Chief Executive Officer of Anergen, Inc., a biotechnology company. Dr. Fara received a Bachelor of Science degree in Biology from the University of Wisconsin and a Ph.D. in Physiology from the University of California, Los Angeles.

     Steven P. Sidwell, age 60, has served as a director of the Company since 1993. In July 1998, Mr. Sidwell joined Ansys, Inc. as Executive Vice President of Operations. Mr. Sidwell served as the Executive Vice President of SensorMedics, Inc., a cardiopulmonary diagnostic device manufacturer and a subsidiary of ThermoElectron, Inc. from 1996 to 1998. Mr. Sidwell served as the Vice President of Operations and as Executive Vice President for SensorMedics between 1991 and 1996. Mr. Sidwell received a Bachelor of Science degree in Chemical Engineering from Purdue University and an MBA from the Wharton School at the University of Pennsylvania.

DIRECTORS CONTINUING IN OFFICE (TERM EXPIRES 2001)

     Peter J. Wardle, age 65, was named Chairman of the Company's Board of Directors in January 2000 and has served as a director of the Company since 1987. Mr. Wardle has been a General Partner of Newtek Ventures, a venture capital company, since 1983. Mr. Wardle also serves as a director of Laser Diagnostic Technologies, a medical device company, Microbar, Inc., a software company, IES Technologies Corporation, a software company, and Sensys Instruments Corporation, a semiconductor company. Mr. Wardle received a Bachelor of Arts degree in History and Economics from Dartmouth College.

     Warren Wood, age 69, has served as a director of the Company since 1996. In 1996 Mr. Wood retired as Chairman of the Board of Directors, President and Chief Executive Officer of Cabot Medical Corporation, a medical device company, a position he held since 1983. Mr. Wood received a Bachelor of Science in Electrical Engineering from the University of Washington.

OPERATION OF THE BOARD OF DIRECTORS

     Pursuant to Utah law, under which we are incorporated, our business, property and affairs are managed under the direction of the Board of Directors. During fiscal year 2000, there were three meetings of the Board. Each current director attended 75% or more of the aggregate of (i) the meetings of the Board held when he was a director and (ii) the meetings held by all Board committees on which he served.

COMMITTEES OF THE BOARD

     The Board of Directors has established two committees, the Audit Committee and Compensation Committee. Each of these committees is responsible to the full Board of Directors, and its activities are subject to approval of the Board. The Audit Committee reviews the scope and results of the annual audit of our consolidated financial statements conducted by our independent accountants, the scope of other services provided by our independent accountants, proposed changes in our financial and accounting standards and principles, and our policies and procedures with respect to our internal accounting, auditing and financial controls. The Audit Committee also examines and considers other matters relating to our financial affairs and accounting methods, including the selection and retention of our independent accountants. The Audit Committee is comprised of Messrs. Sember, Sidwell and Wood. The Compensation Committee administers our compensation programs, reviews and recommends to the Board compensation arrangements for our senior management and directors, and performs such other duties as may from time to time be determined by the Board. In addition, the Compensation Committee is responsible for administering our stock option plans. The Compensation Committee is comprised of Dr. Fara and Messrs. Wardle and Wood. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members.

DIRECTOR COMPENSATION

     Since January 2000, and for the first two quarters of our fiscal year 2000, we have paid each of our non-employee directors $3,000.00 per quarter as a retainer for their continued services and have reimbursed them for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings. In proposal number 2 of this proxy, we are asking our shareholders to ratify these payments compensating our non-employee directors in this manner. All non-employee directors are also eligible to participate in our stock option plans. Non-qualified options to purchase shares of common stock have been granted to the directors as follows: Dr. Fara (26,248 shares), Mr. Sember (20,000 shares), Mr. Sidwell (26,207 shares), Mr. Wardle (20,000 shares), Mr. Weersing (10,000 shares), and Mr. Wood (24,166 shares). In addition to the options previously granted as a non-employee director, Mr. Weersing has also been granted options to purchase 200,000 shares pursuant to his appointment in January 2000 as President and Chief Executive Officer of the Company. The option grants vest over periods ranging from immediately upon grant to 4 years. All such options are exercisable at an exercise price equal to the fair market value of the common stock on the date of grant (as adjusted for stock splits and similar transactions), and some are subject to certain vesting schedules. The number of shares subject to any such grants, and the exercise price(s) of the shares underlying those grants, are determined by the Compensation Committee and approved by the Board of Directors.

                                   PROPOSAL 2

                      NON-EMPLOYEE DIRECTOR'S COMPENSATION

     The Board believes that in order to provide an incentive to each of our non-employee directors, whose continued services are considered essential to our continued progress, each of our non-employee director's should be paid a quarterly retainer in the amount of $3,000 as compensation for their services, such retainer to be paid retroactive to July 1, 1999. In addition, the non-employee directors are eligible to participate in our stock option plans. The Board has adopted this program and seeks ratification by our shareholders. The affirmative vote of the holders of a majority of our common shares entitled to vote at the Annual Meeting is required to ratify this compensation program. As of September 1, 2000, we had five non-employee directors.

     The Board of Directors recommends a vote FOR the proposal to compensate non-employee directors.

                                   PROPOSAL 3

                     APPOINTMENT OF INDEPENDENT ACCOUNTANT

     The Board has selected Ernst & Young LLP, independent public accountants, to audit our financial statements for fiscal year ending June 30, 2001.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our auditors for the fiscal year ending June 30, 2001.

AUDIT COMMITTEE REPORT

     The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     Our independent auditors, Ernst & Young, are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. Ernst & Young met with the committee and expressed their judgement as to the quality, not just the acceptability, of our accounting principles and discussed other matters as required under generally accepted auditing standards. In addition, Ernst & Young discussed the auditors' independence from us and our management, including those matters set forth in written disclosures required by the Independence Standards Board.

     The committee discussed with our independent auditors the overall scope and plan of their audit. The committee meets with the independent auditors, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The committee held two meetings during fiscal year 2000.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2000, for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of our independent auditors.

Respectfully submitted,

Michael T. Sember          Steven P. Sidwell          Warren Wood

                                   MANAGEMENT

EXECUTIVE OFFICERS

     James R. Weersing, age 61, was named President and Chief Executive Officer of the Company in January 2000. He served as acting President and Chief Executive Officer of the Company since November 1998, Chairman of the Company's Board of Directors from 1992 until January 2000, and has been a director of the Company since 1987. Mr. Weersing has been Managing General Partner of MBW Management, Inc., a venture capital firm, since 1983. Mr. Weersing also serves as a director of Ventana Medical Systems, Inc., a publicly traded medical diagnostics company. Mr. Weersing received a Bachelor of Science degree in Mechanical Engineering and an MBA degree from Stanford University.

     Steven L. Hamilton, age 49, joined the Company in November 1998 and presently serves as Executive Vice President, Business Development. Mr. Hamilton has held business development positions at large pharmaceutical companies and at smaller start-up companies. He was with Baxter International from 1986 through 1994, where his work resulted in the addition of 10 new products in addition to divesting Baxter of several non-strategic businesses. As Vice President, Business Development at Magainin Pharmaceuticals from 1994 through 1996, a development-stage company, Mr. Hamilton was instrumental in laying the groundwork for several strategic partnerships with large pharmaceutical companies. Mr. Hamilton holds a Bachelor of Science degree in Pharmacy from the University of Utah and an MBA from Northwestern University's Kellogg School of Management.

     Robert J. Lollini, age 46, has served as Executive Vice President, Finance, Chief Financial Officer and Secretary since joining the Company in 1993. Mr. Lollini also serves as Vice President, Secretary and Treasurer, Dermion, a wholly owned subsidiary of the Company. Between 1989 and 1992, Mr. Lollini worked for R.P. Scherer Corporation, an international drug delivery company, as Vice President, Finance, Chief Financial Officer and Secretary, and between 1981 and 1989, as its Corporate Controller and Chief Accounting Officer and in various other management capacities. Between 1978 and 1981, Mr. Lollini was with the accounting firm of Arthur Andersen & Co. Mr. Lollini is a Certified Public Accountant and received a Bachelor of Arts degree in Accounting from Michigan State University and an MBA in Finance/Economics from the University of Detroit.

     W. Tim Miller, age 49, has served as Executive Vice President, IOMED Clinical Systems since joining the Company in 1994. Between 1991 and 1994, Mr. Miller was the President and Chief Executive Officer of Sharpe Endosurgical Corporation, a company that designs, manufactures, and markets specialty endosurgical instruments. From 1990 to 1991, Mr. Miller was a partner in Kansas Creative Devices, a medical device design firm. Between 1986 and 1990, Mr. Miller was a Vice President and General Manager of the Diagnostics Division of Marion Laboratories, where he led the sales efforts for a variety of diagnostic products including the 10 Minute Strep Throat ID System. Prior to 1986, Mr. Miller held senior sales and marketing positions with American Home Products Corporation and American Hospital Supply Corporation. Mr. Miller previously served as a director of the American Social Health Association and the Biomedical Marketing

Association. Mr. Miller received a Bachelor of Science degree in Life Science from the University of Southern Indiana.

     Timothy B. Lucas, age 37, joined the Company in 1991 and presently serves as the Director of National Sales for the Company's products. From 1989 to 1991, Mr. Lucas served in various national and regional sales capacities with the Nortech Division of Medtronic, Inc., a manufacturer of external neuromuscular stimulators. Prior to joining Medtronic, Mr. Lucas was a Field Sales Manager with SePro Healthcare, Inc., a manufacturer of orthopedic products. Mr. Lucas received a Bachelor of Science degree in Marketing from York College of Pennsylvania.

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid to or earned by our Chief Executive Officer and the four other most highly compensated executive officers whose total salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") during the fiscal years ended June 30, 2000, 1999 and 1998:

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                    ANNUAL COMPENSATION                    AWARDS
                                            ------------------------------------   -----------------------
                                                                      OTHER        RESTRICTED     AWARDS
                                                                     ANNUAL          STOCK      UNDERLYING
    NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS    COMPENSATION(1)     AWARDS      OPTIONS
    ---------------------------      ----   --------   -------   ---------------   ----------   ----------
James R. Weersing..................  2000   $240,000   $50,000       $    --          --         200,000
  President and Chief Executive      1999    188,000        --            --          --          10,000
  Officer; Board Member(2)           1998         --        --            --          --              --
W. Tim Miller......................  2000   $181,700   $32,000       $ 5,500          --              --
  Executive Vice President, IOMED    1999    163,000    32,000        11,000(3)       --         100,000
  Clinical Systems                   1998    163,000        --        11,000(3)       --              --
Steven L. Hamilton.................  2000   $173,800   $16,000       $ 5,700          --              --
  Executive Vice President,
  Business                           1999     82,000    14,500         4,000          --         150,000
  Development(4)                     1998         --        --            --          --              --
Robert J. Lollini..................  2000   $167,700   $32,000       $ 5,500          --              --
  Executive Vice President,
  Finance,                           1999    160,000    20,000         5,200          --         100,000
  Chief Financial Officer and
  Secretary                          1998    160,000        --         5,000          --              --
Timothy B. Lucas...................  2000   $141,300   $20,000       $13,200(5)       --              --
  Director of National Sales         1999    129,600    19,500        13,300(5)       --          10,000
                                     1998    124,000    17,600        12,000(5)       --              --

---------------
(1) Represents medical and dental insurance and premiums on group term life insurance.

(2) In January 2000, the Board of Directors appointed Mr. Weersing President and Chief Executive Officer.

(3) Includes principal and interest payment of $6,000 due on a $25,000 bridge loan made by the Company to Mr. Miller in connection with his relocation, and which was forgiven by the Company.

(4) Mr. Hamilton joined the Company in November 1998.

(5) Includes automobile reimbursement of $7,200.

STOCK OPTION GRANTS

     The following stock options were granted to the Named Executive Officers during the fiscal year ended June 30, 2000.

                                                INDIVIDUAL GRANTS(1)
                                             ---------------------------                 POTENTIAL REALIZABLE
                                NUMBER OF     % OF TOTAL                                   VALUE AT ASSUMED
                                SECURITIES     OPTIONS                                   ANNUAL RATES OF STOCK
                                UNDERLYING    GRANTED TO                                PRICE APPRECIATION FOR
                                 OPTIONS     EMPLOYEES IN     EXERCISE                      OPTION TERM(2)
                                 GRANTED        FISCAL         PRICE       EXPIRATION   -----------------------
             NAME                  (#)         YEAR(3)      ($/SHARE)(4)      DATE         5%           10%
             ----               ----------   ------------   ------------   ----------   ---------   -----------
James R. Weersing.............   200,000        47.79%         $3.825       1/28/10     $481,104    $1,219,213

---------------
(1) The options reflected in this table were all granted under the Company's 1997 Share Incentive Plan (the "Plan"). The date of grant is 10 years prior to the expiration date listed.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price.

(3) Based on an aggregate of 418,500 options granted to employees of the Company in fiscal 2000.

(4) Exercise price is the fair market value on the date of grant as determined in accordance with the Plan.

FISCAL YEAR-END OPTION VALUES

     The following table provides information regarding the number and value of options held by the Named Executive Officers on June 30, 2000. No options were exercised by the Named Executive Officers during fiscal 2000.

                                                 NUMBER OF SECURITIES
                                                UNDERLYING OUTSTANDING           VALUE OF OUTSTANDING
                                                  OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS
                                                     YEAR-END(#)               AT FISCAL YEAR-END($)(1)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
James R. Weersing..........................    10,000          200,000         $30,000        $275,000
W. Tim Miller..............................    66,138           80,736          78,750         240,000
Steven L. Hamilton.........................    30,000          120,000          90,000         360,000
Robert J. Lollini..........................    60,245           81,420          74,062         240,000
Timothy B. Lucas...........................     7,828            8,421           7,286          23,520

---------------
(1) Value is based on the closing sale price of the common stock as of the last business day of the fiscal year, June 30, 2000, ($5.25), minus the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Compensation Program

     The objectives of our executive compensation program are to align compensation with business objectives and individual performance, and to enable us to attract, retain and reward highly qualified executive officers who contribute to our long-term success. To ensure that compensation is competitive, we compare our compensation practices with those of comparable pharmaceutical products companies and other relevant U.S. companies in a similar stage of development. The annual compensation for our executive officers currently consists of three elements: salary, incentive bonus and equity participation. Executive officers are also entitled to participate in the same medical and other benefit plans available to our employees.

     Annual salaries and incentive bonuses for executive officers are determined based upon corporate and individual performance. While industry-wide practices are deemed to be important indicators of appropriate compensation levels, the Compensation Committee believes the most important considerations in setting an executive's base salary and incentive bonus are individual and corporate performance.

     Corporate performance is evaluated by reviewing the extent to which we meet strategic and business planning goals and objectives. Individual performance is evaluated by reviewing attainment of specific individual objectives and the degree to which teamwork and our values are fostered. Incentive bonuses are discretionary and based upon the achievement of functional, departmental and corporate goals as well as individual performance. The Compensation Committee evaluates the achievement of the annual goals and objectives established for the executive officers and their contribution to us on an annual basis.

     Equity participation has traditionally been in the form of stock option awards. Such awards are designed to promote the integration of the long-term interests of our employees, including our executive officers, and our shareholders, and to assist in the retention of executives. The size of option grants is generally intended by the Compensation Committee to reflect the employee's position with us and his actual or potential contributions to us in relation to his overall compensation. The Compensation Committee believes that stock options have been and remain an excellent vehicle for compensating our employees. Because the exercise price of a stock option is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the stock increases. Thus, employees with stock options are rewarded for their efforts to improve the long-term value of the shares of our common shares. All stock option awards are approved by the Compensation Committee. Stock options are used to reward substantially all of our employees, and not just our executive officers.

     In determining the total compensation of Mr. Weersing for fiscal 2000, the Compensation Committee considered numerous factors, including Mr. Weersing's experience, his role in managing our strategic direction, progress on our research and product development programs, his oversight in achieving commercial operating objectives, and his continued management responsibilities as President and Chief Executive Officer.

  Compliance with Internal Revenue Code Section 162(m)

     The Compensation Committee has not yet adopted a policy on amendments to
Section 162 of the Internal Revenue Code of 1986, as amended, which disallow deductions for compensation in excess of $1 million for certain executives of public companies. We believe that the compensation expected to be paid during fiscal year 2001 is below the compensation limitation.

Respectfully Submitted,

John W. Fara          Peter J. Wardle          Warren Wood

                         SHAREHOLDER PERFORMANCE GRAPH

     The following graph shows a comparison of the cumulative total shareholder return on our common stock with the cumulative total return on the Nasdaq Stock Market (US Companies) and the Nasdaq Total Return Index for Pharmaceutical Stocks over the period beginning April 23, 1998 (the date of our initial public offering) through the fiscal year ended June 30, 2000. The comparison assumes that on April 27, 1998, $100 was invested in our common stock and in each of the foregoing indices and, where applicable, assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                       4/27/98    6/98      9/98      12/98     3/99      6/99
--------------------------------------------------------------------------------
 IOMED, INC              100        68       22         29        30        30
 NASDAQ STOCK MARKET
  (U.S.)                 100       104       94        122       137       150
 NASDAQ
  PHARMACEUTICAL         100        99       94        124       136       138
--------------------------------------------------------------------------------

     The information contained in the Stock Performance Graph should not be deemed to be "soliciting material", nor should such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1997, we entered into agreements with Elan, an international developer and manufacturer of advanced drug delivery technologies, and certain of its affiliates. The agreements provide us with exclusive, worldwide licenses to certain of Elan's iontophoretic drug delivery technology, including over 250 issued and 47 pending United States and foreign patents, as well as a significant body of know-how and clinical study results. We acquired the Elan technology by issuing two promissory notes, a $10.0 million note and a $5.0 million note (the "Elan Notes"). Concurrently with the closing of our initial public offering in April 1998, we repaid the Elan Notes and Elan purchased, in a private placement transaction, 1,206,391 shares of common stock and 893,801 shares of Series D Preferred Stock. Mr. Sember is an executive officer of Elan and serves as a member of the Board of Directors.

                             ADDITIONAL INFORMATION

     A copy of our Annual Report on Form 10-K, including financial statements, for the fiscal year ended June 30, 2000, is being furnished to you with this proxy statement. A portion of the information set forth in the Form 10-K was incorporated by reference from this Proxy Statement. We will mail an additional copy, without charge, to you upon written request. Requests should be sent to Lippert/Heilshorn & Associates, Inc., 800 Third Avenue, New York, NY 10022.

                                 OTHER MATTERS

     We do not know of any other matters to be submitted at the meeting. If any other matters properly come before the meeting it is the intention of the persons named in the accompanying form of proxy, to the extent authorized, to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [Signature]

                                          James R. Weersing
                                          President and Chief Executive Officer

Dated: October 9, 2000

                                  IOMED, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 10, 2000
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IOMED, INC.

    The undersigned shareholder of IOMED, Inc. (the "Company") hereby appoints Robert J. Lollini and James R. Weersing, and each of them with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the common shares of the Company held of record by the undersigned on October 9, 2000, at the Annual Meeting of Shareholders of the Company to be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on Friday, November 10, 2000, at 10:00 a.m., Mountain Standard Time, and any adjournment thereof.

PROPOSAL 1.Election of the following nominees as Directors of the Company, to serve a term of three years or until their successors are duly elected and qualified: Michael T. Sember James R. Weersing

       [ ] FOR            [ ] WITHHOLD AUTHORITY to vote for all nominees
(Instruction: To withhold authority to vote FOR any individual nominee, strike a line through the nominee's name in the list above.)

PROPOSAL 2.Approval of proposal for compensation of non-employee directors of the Company.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

PROPOSAL 3.Ratification of the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year ending June 30, 2001.

            CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

GENERAL.To act upon any other business that may properly come before the meeting and any adjournment thereof.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE. NO
                               POSTAGE REQUIRED.

                                                 THIS PROXY, WHEN PROPERLY
                                                 EXECUTED, WILL BE VOTED IN THE
                                                 MANNER DIRECTED HEREIN BY THE
                                                 UNDERSIGNED SHAREHOLDER IF NO
                                                 DIRECTION IS MADE, THIS PROXY
                                                 WILL
                                                 BE VOTED FOR THE PROPOSALS.

                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                            Signature

                                                   (PLEASE SIGN EXACTLY AND AS
                                                  FULLY AS YOUR NAME APPEARS ON
                                                   YOUR STOCK CERTIFICATE. IF
                                                           SHARES ARE
                                                 HELD JOINTLY, EACH SHAREHOLDER
                                                           MUST SIGN.)

                                                    DATED:             , 2000

                                                 RECEIPT OF THE PROXY STATEMENT,
                                                    DATED OCTOBER 9, 2000, IS
                                                      HEREBY ACKNOWLEDGED.